HEI Exhibit 99

NEWS RELEASE
November 7, 2022
Contact:	Julie R. Smolinski	Telephone: (808) 543-7300
	Vice President, Investor Relations & Corporate Sustainability	E-mail: ir@hei.com
HEI REPORTS THIRD QUARTER 2022 RESULTS

3Q22 Net Income of $62.1M and Diluted Earnings Per Share (EPS)1 of $0.57
Utility Performance Steady Despite Inflationary Environment
Strong Bank Results Reflect Continued Net Interest Margin Expansion, Strong Loan Growth and Favorable Credit Trends

HONOLULU - Hawaiian Electric Industries, Inc. (NYSE - HE) (HEI) today reported consolidated net income for common stock for the third quarter of 2022 of $62.1 million and EPS of $0.57 compared to $63.4 million and EPS of $0.58 for the third quarter of 2021.
“Hawaii’s economy continues to show signs of strength, with unemployment, housing prices and tourism arrivals still trending favorably despite global macro uncertainties,” said Scott Seu, HEI president and CEO. “We’re pleased with our consolidated third quarter results, which reflect good performance across our enterprise and the benefits of our combination of companies. The utility successfully mitigated many of the impacts of the current higher cost environment and continued its strong progress in our clean energy transition.
“Our bank had another strong quarter. We again had broad-based loan growth, reflecting great work by our team along with the health of the local economy. We continued to see positive credit trends despite the inflationary environment, and rising interest rates continued to benefit our net interest margin and overall profitability,” said Seu.

HAWAIIAN ELECTRIC COMPANY (HAWAIIAN ELECTRIC) EARNINGS2
Hawaiian Electric’s net income for the third quarter of 2022 was $49.8 million, compared to $50.3 million in the third quarter of 2021, with the variance primarily driven by the following after-tax items:
•$6 million higher Annual Revenue Adjustment revenues; and
1 Unless otherwise indicated, throughout this release earnings per share (EPS) refers to diluted earnings per share.
2 Note: Utility amounts indicated as after-tax in this earnings release are based upon adjusting items using a current year composite statutory tax rate of 25.75%.

•$1 million due to the reset of heat rate requirements leading to lower penalties for fuel efficiency at our Hawaii Island utility.
These items were partially offset by the following after-tax items:
•$2 million in net tax adjustments due to tax credit benefits recognized in the third quarter of last year;
•$2 million in higher operations and maintenance expenses, driven by increased generating station maintenance, increased preventative maintenance and higher bad debt expense, partially offset by higher expenses from generating station overhauls performed in the third quarter of last year;
•$1 million in lower revenues related solely to a change in the timing for revenue recognition within the year for Maui County operations that eliminates seasonality in recognizing target revenues and results in recognizing revenues evenly throughout the year, with target revenues recognized on an annual basis remaining unchanged;
•$1 million higher interest expense due to higher rates and balances; and
•$1 million higher depreciation expense due to increasing investments to integrate more renewable energy and improve customer reliability and system efficiency.

AMERICAN SAVINGS BANK (ASB) EARNINGS
ASB’s third quarter 2022 net income was $20.8 million, compared to $17.5 million in the second quarter of 2022 and $19.3 million in the third quarter of 2021. The increase in net income compared to the linked quarter primarily reflected higher net interest income due to the rising interest rate environment and a negative provision expense recorded in the third quarter. The increase in net income compared to the prior year quarter was primarily due to higher net interest income, partially offset by a smaller negative provision and lower noninterest income.
Total earning assets as of September 30, 2022 were $8.9 billion, up 4.7% from December 31, 2021.
Total loans were $5.7 billion as of September 30, 2022, up 9.3% from December 31, 2021, reflecting growth across nearly the entire portfolio year to date.
Total deposits were $8.3 billion as of September 30, 2022, an increase of 1.1% from December 31, 2021. For the third quarter of 2022, the average cost of funds was 0.13%, up 0.08% versus the linked quarter and up 0.07% versus the third quarter last year.
ASB’s return on average equity3 for the third quarter of 2022 was 15.1%, compared to 12.2% in the linked quarter and 10.3% in the third quarter of 2021. Return on average assets
3 Bank return on average equity calculated using daily average common equity.

was 0.89% for the third quarter of 2022, compared to 0.76% in the linked quarter and 0.86% in the same quarter last year.
In the third quarter of 2022, ASB paid dividends of $5.0 million to HEI. ASB had a Tier 1 leverage ratio of 7.75% as of September 30, 2022.

HOLDING AND OTHER COMPANIES
The holding and other companies’ net loss was $8.4 million in the third quarter of 2022 compared to $6.2 million in the third quarter of 2021. The higher net loss was primarily due to higher interest expense and higher general and administrative expenses.

BOARD DECLARES QUARTERLY DIVIDEND
On November 3, 2022, HEI announced that the Board of Directors declared a quarterly cash dividend of $0.35 per share, payable on December 9, 2022 to shareholders of record at the close of business on November 22, 2022 (ex-dividend date is November 21, 2022). This quarterly dividend is equivalent to an annual rate of $1.40 per share. Dividends have been paid on an uninterrupted basis since 1901. At the indicated annual dividend rate and based on the closing price per share on November 3, 2022 of $37.27, HEI’s dividend yield is 3.8%.

WEBCAST AND CONFERENCE CALL TO DISCUSS EARNINGS AND 2022 GUIDANCE
HEI will conduct a webcast and conference call to review its consolidated results and
2022 earnings guidance and outlook on Monday, November 7, 2022 at 11:15 a.m. Hawaii time (4:15 p.m. Eastern).
To listen to the conference call, dial 1-844-200-6205 (U.S.) or +1-929-526-1599 (international) and enter passcode 162868. Parties may also access presentation materials and/or listen to the conference call by visiting the conference call link on HEI’s website at www.hei.com under “Investor Relations,” sub-heading “News and Events — Events and Presentations.”
A replay will be available online and via phone. The online replay will be available on HEI’s website about two hours after the event. An audio replay will also be available about two hours after the event through November 21, 2022. To access the audio replay, dial 1-866-813-9403 (U.S.) or +44-204-525-0658 (international) and enter passcode 881525.
HEI and Hawaiian Electric intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information; such disclosures will be included in the Investor Relations section of the website. Accordingly, investors should routinely monitor the Investor

Relations section of HEI’s website, in addition to following HEI’s, Hawaiian Electric’s and ASB’s press releases, HEI’s and Hawaiian Electric’s Securities and Exchange Commission (SEC) filings and HEI’s public conference calls and webcasts. Investors may sign up to receive e-mail alerts via the “Investor Relations” section of the website. The information on HEI’s website is not incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings unless, and except to the extent, specifically incorporated by reference.
Investors may also wish to refer to the Public Utilities Commission of the State of Hawaii (PUC) website at dms.puc.hawaii.gov/dms to review documents filed with, and issued by, the PUC. No information on the PUC website is incorporated by reference into this document or into HEI’s and Hawaiian Electric’s SEC filings.

ABOUT HEI
The HEI family of companies provides the energy and financial services that empower much of the economic and community activity of Hawaii. HEI’s electric utility, Hawaiian Electric, supplies power to approximately 95% of Hawaii’s population and is undertaking an ambitious effort to decarbonize its operations and the broader state economy. Its banking subsidiary, ASB, is one of Hawaii’s largest financial institutions, providing a wide array of banking and other financial services and working to advance economic growth, affordability and financial fitness. HEI also helps advance Hawaii’s sustainability goals through investments by its non-regulated subsidiary, Pacific Current. For more information, visit www.hei.com.

FORWARD-LOOKING STATEMENTS
This release may contain “forward-looking statements,” which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions. In addition, any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning HEI and its subsidiaries, the performance of the industries in which they do business and economic, political and market factors, among other things. These forward-looking statements are not guarantees of future performance.
Forward-looking statements in this release should be read in conjunction with the “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” discussions

(which are incorporated by reference herein) set forth in HEI’s Annual Report on Form 10-K for the year ended December 31, 2021 and HEI’s other periodic reports that discuss important factors that could cause HEI’s results to differ materially from those anticipated in such statements. These forward-looking statements speak only as of the date of the report, presentation or filing in which they are made. Except to the extent required by the federal securities laws, HEI, Hawaiian Electric, ASB and their subsidiaries undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Hawaiian Electric Industries, Inc. (HEI) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenues
Electric utility	$955,971	$679,499	$2,483,636	$1,846,242
Bank	81,411	76,208	231,850	230,599
Other	4,815	1,197	7,386	3,266
Total revenues	1,042,197	756,904	2,722,872	2,080,107
Expenses
Electric utility	876,922	604,307	2,259,838	1,634,252
Bank	54,311	51,151	152,797	130,440
Other	8,849	4,130	22,178	18,212
Total expenses	940,082	659,588	2,434,813	1,782,904
Operating income (loss)
Electric utility	79,049	75,192	223,798	211,990
Bank	27,100	25,057	79,053	100,159
Other	(4,034)	(2,933)	(14,792)	(14,946)
Total operating income	102,115	97,316	288,059	297,203
Retirement defined benefits credit—other than service costs	1,039	1,058	3,528	4,709
Interest expense, net—other than on deposit liabilities and other bank borrowings	(26,626)	(23,477)	(75,940)	(70,530)
Allowance for borrowed funds used during construction	825	827	2,401	2,386
Allowance for equity funds used during construction	2,552	2,427	7,431	6,995
Gain on sales of investment securities, net and equity-method investment	—	—	8,123	528
Income before income taxes	79,905	78,151	233,602	241,291
Income taxes	17,352	14,265	48,395	48,229
Net income	62,553	63,886	185,207	193,062
Preferred stock dividends of subsidiaries	471	471	1,417	1,417
Net income for common stock	$62,082	$63,415	$183,790	$191,645
Basic earnings per common share	$0.57	$0.58	$1.68	$1.75
Diluted earnings per common share	$0.57	$0.58	$1.68	$1.75
Dividends declared per common share	$0.35	$0.34	$1.05	$1.02
Weighted-average number of common shares outstanding	109,470	109,311	109,421	109,272
Weighted-average shares assuming dilution	109,705	109,575	109,712	109,588
Net income (loss) for common stock by segment
Electric utility	$49,764	$50,342	$140,308	$135,601
Bank	20,756	19,265	62,092	79,105
Other	(8,438)	(6,192)	(18,610)	(23,061)
Net income for common stock	$62,082	$63,415	$183,790	$191,645
Comprehensive income (loss) attributable to HEI	$(33,930)	$52,110	$(117,221)	$152,796
Return on average common equity (%) (twelve months ended)			10.5	10.3

This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

Hawaiian Electric Company, Inc. (Hawaiian Electric) and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended September 30		Nine months ended September 30
($ in thousands, except per barrel amounts)	2022	2021	2022	2021
Revenues	$955,971	$679,499	$2,483,636	$1,846,242
Expenses
Fuel oil	383,602	180,682	874,543	447,245
Purchased power	225,209	185,759	606,827	490,520
Other operation and maintenance	121,110	116,468	371,259	349,180
Depreciation	58,711	57,386	175,921	172,122
Taxes, other than income taxes	88,290	64,012	231,288	175,185
Total expenses	876,922	604,307	2,259,838	1,634,252
Operating income	79,049	75,192	223,798	211,990
Allowance for equity funds used during construction	2,552	2,427	7,431	6,995
Retirement defined benefits credit—other than service costs	895	877	2,876	2,918
Interest expense and other charges, net	(19,609)	(18,148)	(56,735)	(54,126)
Allowance for borrowed funds used during construction	825	827	2,401	2,386
Income before income taxes	63,712	61,175	179,771	170,163
Income taxes	13,450	10,335	37,967	33,066
Net income	50,262	50,840	141,804	137,097
Preferred stock dividends of subsidiaries	228	228	686	686
Net income attributable to Hawaiian Electric	50,034	50,612	141,118	136,411
Preferred stock dividends of Hawaiian Electric	270	270	810	810
Net income for common stock	$49,764	$50,342	$140,308	$135,601
Comprehensive income attributable to Hawaiian Electric	$49,872	$50,448	$140,518	$135,776
OTHER ELECTRIC UTILITY INFORMATION
Kilowatthour sales (millions)
Hawaiian Electric	1,655	1,636	4,609	4,578
Hawaii Electric Light	269	273	784	774
Maui Electric	288	282	807	774
	2,212	2,191	6,200	6,126
Average fuel oil cost per barrel	$166.79	$86.77	$137.23	$74.93
Return on average common equity (%) (twelve months ended)[1]			8.1	8.3
1 Simple average.
This information should be read in conjunction with the consolidated financial statements and the notes thereto in Hawaiian Electric filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.

American Savings Bank, F.S.B.
STATEMENTS OF INCOME DATA
(Unaudited)

	Three months ended			Nine months ended September 30
(in thousands)	September 30, 2022	June 30, 2022	September 30, 2021	2022	2021
Interest and dividend income
Interest and fees on loans	$53,365	$48,129	$49,445	$147,499	$150,418
Interest and dividends on investment securities	15,052	14,693	11,996	43,729	31,709
Total interest and dividend income	68,417	62,822	61,441	191,228	182,127
Interest expense
Interest on deposit liabilities	1,704	921	1,176	3,572	3,919
Interest on other borrowings	1,055	139	5	1,199	55
Total interest expense	2,759	1,060	1,181	4,771	3,974
Net interest income	65,658	61,762	60,260	186,457	178,153
Provision for credit losses	(186)	2,757	(1,725)	(692)	(22,367)
Net interest income after provision for credit losses	65,844	59,005	61,985	187,149	200,520
Noninterest income
Fees from other financial services	4,763	4,716	4,800	15,066	15,337
Fee income on deposit liabilities	4,879	4,552	4,262	14,122	12,029
Fee income on other financial products	2,416	2,529	2,124	7,663	6,767
Bank-owned life insurance	122	(142)	2,026	661	6,211
Mortgage banking income	181	372	1,272	1,630	7,497
Gain on sale of real estate	—	—	—	1,002	—
Gain on sale of investment securities, net	—	—	—	—	528
Other income, net	633	475	283	1,480	631
Total noninterest income	12,994	12,502	14,767	41,624	49,000
Noninterest expense
Compensation and employee benefits	28,597	27,666	30,888	83,478	86,595
Occupancy	5,577	5,467	5,157	16,996	15,226
Data processing	4,509	4,484	4,278	13,144	13,162
Services	2,751	2,522	2,272	7,712	7,609
Equipment	2,432	2,402	2,373	7,163	6,989
Office supplies, printing and postage	1,123	1,073	1,072	3,256	3,094
Marketing	925	934	995	2,877	2,308
FDIC insurance	914	891	808	2,613	2,412
Other expense	4,729	3,959	3,668	11,929	9,790
Total noninterest expense	51,557	49,398	51,511	149,168	147,185
Income before income taxes	27,281	22,109	25,241	79,605	102,335
Income taxes	6,525	4,643	5,976	17,513	23,230
Net income	$20,756	$17,466	$19,265	$62,092	$79,105
Comprehensive income (loss)	$(78,186)	$(71,369)	$7,581	$(248,126)	$38,666
OTHER BANK INFORMATION (annualized %, except as of period end)
Return on average assets	0.89	0.76	0.86	0.90	1.21
Return on average equity	15.11	12.17	10.26	13.65	14.31
Return on average tangible common equity	17.77	14.20	11.52	15.79	16.11
Net interest margin	2.96	2.85	2.90	2.87	2.94
Efficiency ratio	65.55	66.52	68.66	65.40	64.80
Net charge-offs to average loans outstanding	0.03	—	0.03	0.01	0.08
As of period end
Nonaccrual loans to loans receivable held for investment	0.35	0.40	0.97
Allowance for credit losses to loans outstanding	1.24	1.28	1.48
Tangible common equity to tangible assets	4.0	4.9	7.3
Tier-1 leverage ratio	7.7	7.7	8.0
Dividend paid to HEI (via ASB Hawaii, Inc.) ($ in millions)	$5.0	$12.0	$12.0	$32.0	$40.0
This information should be read in conjunction with the consolidated financial statements and the notes thereto in HEI filings with the SEC. Results of operations for interim periods are not necessarily indicative of results to be expected for future interim periods or the full year.